Exhibit 99.1
LIVE NATION ENTERTAINMENT THIRD QUARTER 2025 RESULTS
“Strong fan demand drove another record quarter, as we continue to attract more fans to more shows globally. With these tailwinds, 2026 is off to a strong start with a double-digit increase in our large venue show pipeline and increased sell-through levels for these shows. At the same time, we’re continuing to invest in new venues to grow the market, create jobs, and give artists even more ways to reach fans, positioning Live Nation on a clear path for double-digit operating income and AOI growth this year and compounding at this growth level over the next several years.” –Michael Rapino, President and CEO
GLOBAL FAN DEMAND POWERS RECORD QUARTER WITH STRENGTH ACROSS ALL SEGMENTS
(vs 3Q24)
•Revenue of $8.5 billion, up 11%
•Operating income of $793 million, up 24%
•Adjusted operating income (AOI) of $1.03 billion, up 14%
•Record stadium show count, up 60% globally
•Fan spending onsite remains strong with continued growth across our amphitheaters up 8%, and major festivals (>100k fans) up 6%, year-to-date
•Ticketing AOI gained significant momentum, up 21% driven by a 12% increase in fee-bearing gross transaction value (GTV)
•Sponsorship AOI up 14%, fueled by the addition of several new strategic partnerships
•Record Q3 deferred revenue, reflecting robust consumer demand for upcoming 2025 and 2026 shows
◦Event-Related Deferred Revenue of $3.5 billion, up 37%
◦Ticketmaster Deferred Revenue of $231 million, up 30%
CLOSING OUT OUR STRONGEST YEAR YET (through October vs same period last year)
•Ticket sales for Live Nation concerts in 2025 up 4% to 150 million fans, tracking towards approximately 160 million fans for the full year
◦October continued to show strong demand with ticket sales pacing ahead of last year, driving an acceleration in fan growth in Q4 across indoor venues (arenas, theaters, and clubs)
◦Growth continues to be led by our international markets, where fan count is on track to surpass the U.S. for the first time
•Ticketmaster added 26.5 million net new clients, already ahead of full year 2024 net new tickets
•Sponsorship on track to deliver double-digit growth, with commitments for the year largely booked
LEADING INDICATORS POINT TO CONTINUED GROWTH IN 2026 (through October vs same period last year)
•Large venue show pipeline for 2026 up double-digits, with almost three-quarters of expected show count either committed or with an offer submitted
•Ticket sales for Live Nation concerts in 2026 have reached 26 million, up double-digits overall and for each of stadiums, arenas, and festivals, reflecting broad-based demand
•Average grosses for 2026 shows at large venues are up double-digits as sell-through levels are up for these shows
•2026 sponsorship commitments up double-digits, with approximately 65% booked

GLOBAL STADIUM ACTIVITY DRIVES RECORD CONCERTS RESULTS (vs 3Q24)
•Revenue of $7.3 billion, up 11%
•AOI of $514 million, up 8%
•Margin of 7.1%, consistent with last year, with high growth in fans at third-party venues
•Hosted over 51 million fans, led by stadiums where fan count was up double-digits in all major markets
•Fan growth across our international markets led by Europe and Mexico both up double-digits
DELIVERING ANOTHER RECORD YEAR
•Fan growth expected to accelerate in 4Q driven by increased arena, theater and club activity, tracking to approximately 160 million fans for the full year
•Margins expected to be consistent with last year, with high growth in fans at third-party venues
•On track to deliver double-digit AOI growth for the full year
VENUE NATION CONTINUES TO ENHANCE HOSPITALITY OFFERINGS (through October vs same period last year)
•Continued growth in onsite spending at amphitheaters driven by fan segmentation and product innovation
◦Fan spending up 8%, with an 8% increase in average order size
◦Broader ready-to-drink options drove a $2 per fan increase in category spending
◦Non-alcoholic beverages spending rose by 20% per fan
•Fan spending up 6% across our major global festivals, driven by higher spending on concessions and premium experiences
VENUE INVESTMENTS CONTINUE TO YIELD 20%+ IRRs (through October vs same period last year)
•Refurbished venues delivering strong results compared to pre-renovation levels:
◦Onsite spend per fan at Jones Beach grew by more than $5, up 35%
◦Onsite spend per fan at Estadio GNP tripled from higher spending on food, beverage, and premium experiences
•Large venues (>3k in capacity and above) opening in 2025 and through the end of 2026 are expected to add approximately five million fans in annual capacity, with over half in international markets
◦These include recently opened U.S. amphitheaters, Rogers Stadium, and Vive Claro, which are expected to contribute 1.5 million fans this year
◦Coca-Cola and Allianz amphitheaters are already delivering strong returns with food and beverage per fan spending up double-digits compared to the existing portfolio, and with premium seat inventory sold out under multi-year commitments

CONCERTS DEMAND FUELS RECORD 3Q FOR TICKETMASTER (vs 3Q24)
•Revenue of $798 million, up 15%
•AOI of $286 million, up 21%
•Margin of 36%
•89 million fee-bearing tickets, up 4%
•Fee-bearing GTV up 12%, driven by continued demand and market pricing for the best seats
CONTINUED TAILWINDS FROM INTERNATIONAL MARKETS (through October vs same period last year)
•Total fee-bearing GTV up 7%, fueled by international markets up 16%
◦Primary fee-bearing GTV grew 8%, led by growth at Live Nation concerts where GTV increased 16%
◦Secondary GTV declined 1%, with lower activity in sports
•Enterprise client wins total 26.5 million net new tickets, with 70% coming from international markets
•Ticketmaster Deferred Revenue grew 30% to $231 million, with international markets accounting for 75% of this growth
•Full year margins expected to be similar to last year
GLOBAL SCALE DRIVES RECORD SPONSORSHIP RESULTS (vs 3Q24)
•Revenue of $443 million, up 13%
•AOI of $313 million, up 14%
•Margin of 71%
CONTINUING TO CONNECT BRANDS WITH OUR GLOBAL FAN BASE (through October vs same period last year)
•Number of strategic partners increased 14%, driven by our venue portfolio and ticket access deals
•Added several major new agreements including:
◦Leading consumer brands Hollister, Kraft Heinz, and Patrón
◦A new multi-year deal with Trip.com across our Asian markets
◦An expansion of our partnership with Mastercard to additional markets including Hong Kong, Middle East, and South Africa
•Venue portfolio continues to drive sponsorship growth, including a multi-year naming rights agreement for our Toronto Amphitheater with RBC, the Royal Bank of Canada
•Full year margins expected to be similar to last year
•AOI growth expected to accelerate in Q4, delivering another year of double-digit AOI growth

DRIVING LONG TERM GROWTH THROUGH VENUE INVESTMENTS
•On track to grow operating cash flow and free cash flow-adjusted by double-digits for the full year
•Year-to-date capital expenditures totaled approximately $680 million, on track for full year spend of approximately $1 billion
◦$750 million of total capex is focused on venue expansion and enhancement projects; cash needs for this capex expected to be reduced by approximately $200 million from funding by joint-venture partners, sponsorship agreements and other sources
◦Maintenance capex spend remains consistent with historical levels
RECENT REFINANCING ACTIVITY STRENGTHENS BALANCE SHEET
•Refinanced $1.9 billion of debt and increased liquidity by $1.5 billion, providing financial flexibility to pursue venue expansion efforts
•Annual interest expense is expected to be approximately $350 million per annum with a weighted average cost of debt of 4.2%, down 30 basis points due to our refinancing
•Pro-forma total leverage remains 3.5x, in line with historical levels, with free cash of approximately $2.3 billion
SUPPLEMENTAL FINANCIAL DETAILS
•Accretion expense, primarily related to OCESA, is expected to be approximately $40 million in Q4
•Additional full year information:
◦Non-controlling interest expense as a percentage of AOI is expected to be in line with last year
◦Tax expense expected to be 15-20% of AOI, with cash taxes estimated at approximately 80% of tax expense due to historical net operating losses and initial impacts from the One Big Beautiful Bill
◦Depreciation and amortization expected to increase by approximately $100 million compared to last year
◦2025 share count not expected to change materially from 2024

Compare Our Operating Results To Past Quarters In The Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results

The company will webcast a teleconference today, November 4, 2025, at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 3Q25 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 to be filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Emily Wofford
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – THIRD QUARTER
(unaudited; $ in millions)

	Q3 2025 Reported	Q3 2024 Reported	Change	Q3 2025 Currency Impacts	Q3 2025 at Constant Currency	Change at Constant Currency
Revenue
Concerts	$7,282.5	$6,580.6	11%	$(124.5)	$7,158.0	9%
Ticketing	797.6	693.7	15%	(7.7)	789.9	14%
Sponsorship & Advertising	442.7	390.3	13%	(8.1)	434.6	11%
Other and Eliminations	(23.7)	(13.5)	*	0.0	(23.7)	*
	$8,499.1	$7,651.1	11%	$(140.3)	$8,358.8	9%

Consolidated Operating Income	$792.5	$639.5	24%	$(12.8)	$779.7	22%

Adjusted Operating Income (Loss)
Concerts	$514.2	$474.1	8%	$(6.5)	$507.7	7%
Ticketing	285.9	235.7	21%	(3.7)	282.2	20%
Sponsorship & Advertising	313.1	275.3	14%	(6.6)	306.5	11%
Other and Eliminations	(6.2)	(7.1)	*	0.1	(6.1)	*
Corporate	(74.0)	(68.2)	(9)%	0.0	(74.0)	(9)%
	$1,033.0	$909.8	14%	$(16.7)	$1,016.3	12%
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – NINE MONTHS
(unaudited; $ in millions)

	9 Months 2025 Reported	9 Months 2024 Reported	Change	9 Months 2025 Currency Impacts	9 Months 2025 Constant Currency	Change at Constant Currency
Revenue
Concerts	$15,712.9	$14,447.0	9%	$(106.8)	$15,606.1	8%
Ticketing	2,234.9	2,147.6	4%	15.0	2,249.9	5%
Sponsorship & Advertising	999.3	913.9	9%	10.7	1,010.0	11%
Other and Eliminations	(59.2)	(34.5)	*	(0.1)	(59.3)	*
	$18,887.9	$17,474.0	8%	$(81.2)	$18,806.7	8%

Consolidated Operating Income	$1,393.9	$1,064.0	31%	$(2.3)	$1,391.6	31%

Adjusted Operating Income (Loss)
Concerts	$879.4	$742.9	18%	$(16.0)	$863.4	16%
Ticketing	829.1	812.4	2%	12.0	841.1	4%
Sponsorship & Advertising	676.6	627.9	8%	3.5	680.1	8%
Other and Eliminations	(18.8)	(22.4)	*	0.0	(18.8)	*
Corporate	(193.9)	(172.2)	(13)%	0.0	(193.9)	(13)%
	$2,172.4	$1,988.6	9%	$(0.5)	$2,171.9	9%
* Percentages are not meaningful

Reconciliation of Operating Income to Adjusted Operating Income
(unaudited; $ in millions)

	Q3 2025	Q3 2024	9 Months 2025	9 Months 2024
Operating Income	$792.5	$639.5	$1,393.9	$1,064.0
Acquisition expenses	33.1	94.6	141.8	95.1
Amortization of non-recoupable ticketing contract advances	16.5	17.0	62.0	62.2
Depreciation and amortization	165.6	137.0	474.1	407.3
Gain on sale of operating assets	(14.9)	(4.0)	(17.9)	(5.4)
Astroworld estimated loss contingencies	(0.6)	—	(8.4)	279.9
Stock-based compensation expense	40.8	25.7	126.9	85.5
Adjusted Operating Income	$1,033.0	$909.8	$2,172.4	$1,988.6

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures
(unaudited; $ in millions)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q3 2025	Q3 2024
Net cash used in operating activities	$(95.7)	$(720.9)
Changes in operating assets and liabilities (working capital)	808.3	1,443.8
Changes in accrued liabilities for Astroworld estimated loss contingencies	(0.6)	—
Free cash flow from earnings	$712.0	$722.9
Less: Maintenance capital expenditures	(30.7)	(31.9)
Distributions to noncontrolling interests	(32.0)	(27.9)
Free cash flow — adjusted	$649.3	$663.1

Net cash used in investing activities	$(340.4)	$(208.4)

Net cash provided by (used in) financing activities	$175.7	$(49.5)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	9 Months 2025	9 Months 2024
Net cash provided by operating activities	$1,449.0	$680.1
Changes in operating assets and liabilities (working capital)	139.5	608.6
Changes in accrued liabilities for Astroworld estimated loss contingencies	(8.4)	279.9
Free cash flow from earnings	$1,580.1	$1,568.6
Less: Maintenance capital expenditures	(79.8)	(81.5)
Distributions to noncontrolling interests	(196.8)	(199.8)
Free cash flow — adjusted	$1,303.5	$1,287.3

Net cash used in investing activities	$(832.8)	$(642.8)

Net cash used in financing activities	$(322.8)	$(692.5)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	September 30, 2025
Cash and cash equivalents	$6,750.5
Short-term investments	67.6
Client cash	(2,058.9)
Deferred revenue — event-related	(3,545.5)
Accrued artist fees	(441.4)
Collections on behalf of others	(153.4)
Prepaid expenses — event-related	891.5
Free cash	$1,510.4

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding the company’s positioning for double-digit operating income and adjusted operating income growth in 2025, compounding at this growth level over the next several years; consumer demand for upcoming 2025 and 2026 shows; expectations that 2025 will be the company’s strongest year yet; expectations for full-year fan attendance at the company’s concerts as well as anticipated fan growth acceleration in the fourth quarter and full-year fan count in international markets; pacing for growth in sponsorship commitments in 2025; leading indicators pointing to continued strong consumer demand in 2026; expectations that 2025 will be a record year for the company’s Concerts business, with margins expected to be consistent with 2024 and anticipated double-digit adjusted operating income growth for the full year; expectations for the roll out of planned premium experiences for the company’s Venue Nation business; expectations for incremental fans added annually due to large venue openings in 2025 through the end of 2026, as well as the expected fan contribution level from recently-opened U.S. amphitheaters; full-year margin expectations for the company’s Ticketmaster business; full-year margin expectations for the company’s Sponsorship and Advertising business as well as expected adjusted operating income growth acceleration in the fourth quarter of 2025 and growth for the full year within this business; anticipated growth in operating cash flow and free cash flow—adjusted for full-year 2025; expectations for capital expenditures in 2025; expectations for annual interest expense and weighted average cost of debt following the company’s recent refinancing transactions; expected accretion expense in the fourth quarter of 2025; and full-year expectations for non-controlling interest expense as a percentage of adjusted operating income, taxes, depreciation and amortization, and share count.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. We also exclude from AOI the impact of estimated or realized liabilities for settlements or damages arising out of the Astroworld matter that exceed our estimated insurance recovery, due to the significant and non-recurring nature of the matter. Ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
AOI margin is a non-GAAP financial measure that we calculate by dividing AOI by revenue. We use AOI margin to evaluate the performance of our operating segments. We believe that information about AOI margin assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI margin is not calculated or presented in accordance with GAAP. A limitation of the use of AOI margin as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI margin should be considered in addition to, and not as a substitute for, operating income (loss) margin, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI margin as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2025	December 31, 2024
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$6,750,548	$6,095,424
Accounts receivable, less allowance of $75,975 and $72,663, respectively	2,606,747	1,747,316
Prepaid expenses	1,525,485	1,247,184
Restricted cash	12,539	10,685
Other current assets	412,502	189,528
Total current assets	11,307,821	9,290,137
Property, plant and equipment, net	3,121,609	2,441,872
Operating lease assets	1,757,740	1,618,033
Intangible assets
Definite-lived intangible assets, net	1,064,105	985,812
Indefinite-lived intangible assets, net	369,012	380,558
Goodwill	2,841,716	2,620,911
Long-term advances	600,365	520,482
Other long-term assets	1,825,451	1,780,966
Total assets	$22,887,819	$19,638,771
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$2,418,554	$1,859,678
Accounts payable	355,427	242,978
Accrued expenses	3,803,822	3,057,334
Deferred revenue	4,064,154	3,721,092
Current portion of long-term debt, net	1,250,813	260,901
Current portion of operating lease liabilities	160,458	153,406
Other current liabilities	222,345	62,890
Total current liabilities	12,275,573	9,358,279
Long-term debt, net	6,106,712	6,177,168
Long-term operating lease liabilities	1,870,718	1,680,266
Other long-term liabilities	653,289	477,763
Commitments and contingent liabilities
Redeemable noncontrolling interests	852,702	1,126,302
Stockholders' equity
Common stock	2,326	2,313
Additional paid-in capital	1,524,648	2,059,746
Accumulated deficit	(839,878)	(1,546,819)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(158,891)	(335,112)
Total Live Nation stockholders' equity	521,340	173,263
Noncontrolling interests	607,485	645,730
Total equity	1,128,825	818,993
Total liabilities and equity	$22,887,819	$19,638,771

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands except share and per share data)
Revenue	$8,499,143	$7,651,087	$18,887,901	$17,474,032
Operating expenses:
Direct operating expenses	6,437,700	5,780,188	13,903,393	12,839,737
Selling, general and administrative expenses	1,008,038	1,005,418	2,790,304	2,913,199
Depreciation and amortization	165,600	137,001	474,080	407,324
Gain on disposal of operating assets	(14,851)	(3,968)	(17,909)	(5,398)
Corporate expenses	110,205	92,923	344,160	255,216
Operating income	792,451	639,525	1,393,873	1,063,954
Interest expense	80,291	87,961	232,682	248,622
Interest income	(36,659)	(36,067)	(108,613)	(123,749)
Equity in losses of nonconsolidated affiliates	5,209	13,987	462	8,527
Other expense (income), net	13,792	(12,268)	53,125	(110,064)
Income before income taxes	729,818	585,912	1,216,217	1,040,618
Income tax expense	251,840	70,229	389,196	191,412
Net income	477,978	515,683	827,021	849,206
Net income attributable to noncontrolling interests	46,520	63,878	128,949	153,906
Net income attributable to common stockholders of Live Nation	$431,458	$451,805	$698,072	$695,300

Basic net income per common share available to common stockholders of Live Nation	$0.74	$1.72	$0.83	$2.21
Diluted net income per common share available to common stockholders of Live Nation	$0.73	$1.66	$0.82	$2.18

Weighted average common shares outstanding:
Basic	232,043,356	230,374,307	231,706,216	229,923,989
Diluted	234,752,332	245,319,968	234,725,805	235,928,752

Reconciliation to net income available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$431,458	$451,805	$698,072	$695,300
Accretion of redeemable noncontrolling interests	(259,850)	(54,536)	(505,745)	(186,970)
Net income available to common stockholders of Live Nation—basic	$171,608	$397,269	$192,327	$508,330
Convertible debt interest, net of tax	—	10,790	—	6,971
Net income available to common stockholders of Live Nation—diluted	$171,608	$408,059	$192,327	$515,301

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$827,021	$849,206
Reconciling items:
Depreciation	281,122	221,841
Amortization of definite-lived intangibles	192,958	185,483
Amortization of non-recoupable ticketing contract advances	61,971	62,237
Deferred income taxes	69,419	(14,059)
Amortization of debt issuance costs and discounts	13,392	13,168
Stock-based compensation expense	126,912	85,450
Unrealized changes in fair value of contingent consideration	17,012	(22,453)
Equity in losses of nonconsolidated affiliates, net of distributions	16,525	20,586
Provision for uncollectible accounts receivable	19,385	(1,101)
Gain on mark-to-market of investments in nonconsolidated affiliates and crypto assets	(10,341)	(100,048)
Gain on sale of operating and fixed assets	(19,390)	(3,064)
Other, net	(7,424)	(8,554)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(753,810)	(565,093)
Increase in prepaid expenses and other assets	(401,117)	(341,941)
Increase in accounts payable, accrued expenses and other liabilities	1,019,909	586,960
Decrease in deferred revenue	(4,498)	(288,566)
Net cash provided by operating activities	1,449,046	680,052

CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(58,543)	(92,895)
Collections of notes receivable	21,600	22,789
Disposal of operating assets, net of cash sold	25,232	4,829
Investments made in nonconsolidated affiliates	(29,225)	(34,479)
Purchases of property, plant and equipment	(709,797)	(491,750)
Cash paid for acquisition of right-of-use assets	(20,800)	—
Cash paid for acquisitions, net of cash acquired	(68,334)	(49,456)
Proceeds from sale of intangible assets	20,040	—
Other, net	(12,940)	(1,836)
Net cash used in investing activities	(832,767)	(642,798)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt, net of debt issuance costs	948,154	2,038
Payments on debt including extinguishment costs	(110,526)	(384,567)
Contributions from noncontrolling interests	14,002	3,000
Distributions to noncontrolling interests	(196,799)	(199,834)
Purchases of noncontrolling interests, net	(851,183)	(69,935)
Proceeds from exercise of stock options	5,054	19,342
Taxes paid for net share settlement of equity awards	(119,666)	(40,873)
Payments for deferred and contingent consideration	(10,984)	(21,581)
Other, net	(832)	(50)
Net cash used in financing activities	(322,780)	(692,460)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	363,479	(82,947)
Net increase (decrease) in cash, cash equivalents and restricted cash	656,978	(738,153)
Cash, cash equivalents and restricted cash at beginning of period	6,106,109	6,238,956
Cash, cash equivalents and restricted cash at end of period	$6,763,087	$5,500,803